Exhibit 99.1

Company contacts:

Bob Blair

Western Digital Investor Relations

949.672.7834

robert.blair@wdc.com

Steve Shattuck

Western Digital Public Relations

949.672.7817

steve.shattuck@wdc.com

FOR IMMEDIATE RELEASE:

WESTERN DIGITAL ANNOUNCES PRELIMINARY FINANCIAL INFORMATION FOR

FIRST QUARTER FISCAL 2016

IRVINE, Calif. — Oct. 21, 2015 — Western Digital® Corp. (NASDAQ: WDC) today reported preliminary financial information for its first fiscal quarter ended Oct. 2, 2015: revenue of $3.4 billion, gross margin of 28.4% and net income of $283 million, or $1.21 per share. On a non-GAAP basis, gross margin was 28.9% and net income was $366 million, or $1.56 per share.

The company will release its final results for the first fiscal quarter after the close of market on Oct. 28, 2015. The investment community conference call to discuss these results will be broadcast live over the Internet that day at 2 p.m. Pacific/5 p.m. Eastern. The live and archived conference call webcast can be accessed online at investor.wdc.com. The telephone replay number is 1-800-947-5189 in the U.S. or +1-203-369-3554 for international callers.

About Western Digital

Founded in 1970, Western Digital Corp. (NASDAQ: WDC), Irvine, Calif., is an industry-leading developer and manufacturer of storage solutions that enable people to create, manage, experience and preserve digital content. It is a long-time innovator in the storage industry. Western Digital Corporation is responding to changing market needs by providing a full portfolio of compelling, high-quality storage products with effective technology deployment, high efficiency, flexibility and speed. Its products are marketed under the HGST and WD brands to OEMs, distributors, resellers, cloud infrastructure providers and consumers. Financial and investor information is available on the company’s Investor Relations website at investor.wdc.com.

Western Digital Announces Preliminary Financial Information for First Quarter Fiscal 2016

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 concerning the company’s preliminary financial results for the first fiscal quarter ended Oct. 2, 2015. These forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, including: the application of quarter-end accounting procedures and adjustments; other developments that may arise between the date of this press release and the time that the financial results for the first fiscal quarter ended Oct. 2, 2015 are finalized; and other risks and uncertainties listed in the company’s filings with the Securities and Exchange Commission (the “SEC”), including the company’s Annual Report on Form 10-K filed with the SEC on Aug. 21, 2015, to which your attention is directed. You should not place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the company undertakes no obligation to update these forward-looking statements to reflect new information or events.

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Western Digital, WD and the WD logo are registered trademarks in the U.S. and other countries. HGST trademarks are intended and authorized for use only in countries and jurisdictions in which HGST has obtained the rights to use, market and advertise the brand.

WESTERN DIGITAL CORPORATION

GAAP TO NON-GAAP RECONCILIATION

(in millions, except per share amounts; unaudited)

Three Months Ended Oct. 2, 2015
Reconciliation of preliminary GAAP to non-GAAP gross margin
Preliminary gross profit	$955
Amortization of intangible assets	17

Preliminary non-GAAP gross profit	$972

Preliminary revenue	$3,360

Preliminary gross margin:
GAAP	28.4%

Non-GAAP	28.9%

Reconciliation of preliminary GAAP to non-GAAP net income
Preliminary GAAP net income	$283
Amortization of intangible assets	25
Employee termination, asset impairment and other charges	56
Other	2

Preliminary non-GAAP net income	$366

Preliminary diluted net income per common share:
GAAP	$1.21

Non-GAAP	$1.56

Preliminary weighted average shares outstanding:
Diluted	234

The table above sets forth non-GAAP gross profit, non-GAAP gross margin, non-GAAP net income and non-GAAP diluted net income per common share. These non-GAAP measures exclude amortization of intangible assets related to acquisitions, certain employee termination, asset impairment and other charges that are unusual, non-recurring or may not be indicative of ongoing operations. The company believes that non-GAAP gross profit, non-GAAP gross margin, non-GAAP net income and non-GAAP earnings per share are useful measures to investors as an alternative method for measuring the company’s earnings performance and comparing it against prior periods. The presentation of these adjusted amounts vary from numbers presented in accordance with U.S. GAAP and therefore may not be comparable to amounts reported by other companies. The tax effect of the aforementioned items was not material to the preliminary financial information for the three months ended October 2, 2015.